Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT	LASALLE RETAIL FINANCE

Date: June 20, 2008

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is made to the Credit Agreement (as amended, the “Credit Agreement”) dated as of July 2, 2007 by and among:

(a) American Apparel (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.)), a corporation organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California 90021, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party to the Credit Agreement; and

(b) the BORROWERS now or hereafter party to the Credit Agreement; and

(c) the FACILITY GUARANTORS now or hereafter party to the Credit Agreement; and

(d) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(e) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties; and

(f) WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) the LENDERS party to the Credit Agreement; and

(h) LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

Background:

A. Amendment. The parties hereto entered into that certain First Amendment to Credit Agreement on October 11, 2007, that certain Second Amendment and Waiver to Credit Agreement on November 26, 2007, and that certain Third Amendment to Credit Agreement on December 12, 2007. The parties hereto desire to further amend the Credit Agreement on the terms and conditions set forth herein.

B. Waivers. On May 16, 2008, the parties hereto executed that certain Waiver and Consent to Credit Agreement, pursuant to which the Loan Parties agreed to enter into an amendment to the Credit Agreement and other related documents in order to effect (i) certain changes to the terms and provisions of the Credit Agreement, and (ii) a joinder by American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.), a Delaware corporation with an address at 747 Warehouse Street, Los Angeles, California 90021 (the “Parent”), to the Credit Agreement and the other Loan Documents as a Facility Guarantor thereunder. On June 5, 2008, the parties hereto executed that certain Waiver to Credit Agreement (the “June Waiver”), pursuant to which the Loan Parties agreed to enter into the New Fourth Amendment Documents (as such term is defined in the June Waiver).

Accordingly, it is hereby agreed, as follows:

1. Amendment to Credit Agreement. Subject to satisfaction of each and all of the Preconditions to Effectiveness set forth in Section 2 hereof, the Credit Agreement is amended as follows:

a.	By deleting Exhibit K (Form of Compliance Certificate) to the Credit Agreement in its entirety and substituting the attached Exhibit K in its stead.

b.	By deleting Exhibit M (Financial Performance Covenants) to the Credit Agreement in its entirety and substituting the attached Exhibit M in its stead.

c.	By adding new Schedule 1.03, Schedule 1.04 and Schedule 1.05 to the Credit Agreement in the forms annexed hereto.

d.	By deleting Schedules 2.18(a), 2.18(c)(iii), 2.18(h), 3.01, 3.05(a), 3.05(b), 3.05(c)(i), 3.05(c)(ii), 3.06, 3.12, 3.13, 3.14, and 6.01 to the Credit Agreement in their entirety and substituting the attached Schedules Schedules 2.18(a), 2.18(c)(iii), 2.18(h), 3.01, 3.05(a), 3.05(b), 3.05(c)(i), 3.05(c)(ii), 3.06, 3.12, 3.13, 3.14, and 6.01 in their stead.

e.	By adding to Section 1.01 the following new definitions in appropriate alphabetical order:

“Canadian Lender” means The Toronto-Dominion Bank in its capacity as the lender pursuant to the Canadian Loan.

“Canadian Loan” means the loan or any refinancing made by the Canadian Lender to the Canadian Subsidiaries.

“Canadian Subsidiaries” means (i) each of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc., each a wholly-owned Subsidiary of the Parent, and (ii) all other wholly-owned Subsidiaries of the Parent organized under the laws of Canada or any political subdivision thereof. The term “Canadian Subsidiary” shall mean any one of the foregoing Persons.

“Fourth Amendment Effective Date” means the date on which all of the conditions precedent set forth in the Fourth Amendment and the other Loan Documents executed and delivered in connection therewith have been satisfied, as determined in the sole discretion of the Agents.

“Fourth Amendment Fee Letter” means the Fee Letter dated as of June 20, 2008 by and among the Lead Borrower and the Agents.

“Parent” means American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.), a Delaware corporation.

“SPAC Blocked Accounts” means the deposit accounts numbered 48685387, 9939581478, and 000000002211351 of the Parent with Citi Private Bank subject to a Blocked Account Agreement among Citi Private Bank, the Parent and the Collateral Agent.

f.	By deleting the definition of “Applicable Margin” in its entirety and substituting the following definition in its stead:

“Applicable Margin” means the following:

Applicable Margin for LIBO Loans	Applicable Margin for Prime Rate Loans
2.50%	0.50%

g.	By amending the definition of “Change in Control” by deleting the phrase “;or” at the end of clause (d) thereof and by deleting clause (e) thereof (regarding ownership by Dov Charney of certain Capital Stock) in its entirety.

h.	By deleting the definition of “Facility Guarantors” in its entirety and substituting the following definition in its stead:

“Facility Guarantors” means (i) the Borrowers, (ii) each of the Subsidiaries of the Borrowers, whether now existing or hereafter created or acquired, other than any Foreign Subsidiaries, (iii) American Apparel, LLC, a California limited liability company, (iv) the Parent, and (v) any other Person required to become a Facility Guarantor hereunder.

i.	By deleting the definition of “Letter of Credit” in its entirety and substituting the following definition in its stead:

“Letter of Credit” means a letter of credit or similar instrument (including, without limitation, a banker’s acceptance) that is (i) issued pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and all deferred payment obligations arising with respect to any of the foregoing, and (iii) in form reasonably satisfactory to the Issuing Bank.

j.	By deleting the definition of “Payment Conditions” in its entirety and substituting the following definition in its stead:

“Payment Conditions” means (i) no Default or Event of Default shall have occurred or be continuing nor shall result from the making of such Investment, distribution, dividend or payment, and (ii) at least five (5) days prior to the making of any such Investment, distribution, dividend or payment, the Lead Borrower shall have delivered to the Administrative Agent (A) a certificate from the chief financial officer of the Lead Borrower stating that at the time of, and after giving effect to such Investment, distribution, dividend or payment, Excess Availability was not less than twenty percent (20%) of the Borrowing Base for the thirty (30) consecutive days immediately prior, and shall be on a pro forma basis for the sixty (60) consecutive days immediately following, the making of such Investment, distribution or dividend, not less than twenty percent (20%) of the Borrowing Base, and (B) supporting documentation, in form and substance satisfactory to the Administrative Agent, demonstrating calculation of Excess Availability for such periods.

k.	By amending the definition of “Permitted Acquisitions” by deleting “and” at the end of clause (g) thereof, by adding “; and” at the end of clause (h) thereof, by deleting the last sentence thereto, and by adding the following clause (i) at the end thereof:

“(i) The Payment Conditions shall be satisfied; provided that the Loan Parties may make Acquisitions in an aggregate amount not to exceed $3,000,000 from the Fourth Amendment Effective Date until the Maturity Date without satisfying the Payment Conditions so long as the conditions set forth in clauses (a) through (h) above have been satisfied.”

l.	By amending the definition of “Permitted Dividends” by deleting clauses (d), (e), and (f) thereof (regarding treatment of Loan Parties as “S” corporations and certain payments to Dov Charney and Sang H. Lim, respectively) in their entirety, adding the phrase “or to any Subsidiary” at the end of clause (c) thereof, and renumbering clause (g) thereof as clause (d).

m.	By amending the definition of “Permitted Encumbrances” as follows:

i.	By deleting clause (h) thereof in its entirety and substituting the following new clause (h) in its stead:

“(h) Liens on fixed or capital assets acquired by any Loan Party or any Subsidiary which are permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition of such fixed or capital assets, and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;”

ii.	By deleting the word “and” at the end of clause (m) thereof, re-lettering clause (n) thereof as clause (o), and inserting the following new clause (n):

“(n) Liens in favor of the Canadian Lender securing the obligations of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. under the Canadian Loan;”

n.	By amending the definition of “Permitted Indebtedness” as follows:

i.	By deleting clause (d) thereof in its entirety and substituting the following new clause (d) in its stead:

“(d)(i) Guarantees by any Loan Party of Indebtedness of any other Loan Party, (ii) Guarantees by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, and (iii) Guarantees by any Loan Party of Indebtedness in respect of Leases of any Foreign Subsidiary existing as of the Fourth Amendment Effective Date and described on Schedule 1.03 annexed hereto;”

ii.	By adding the phrase “or any Subsidiary” immediately after the phrase “of any Loan Party” in the first line thereof and by deleting the phrase “$15,000,000” in clause (e) thereof and substituting the phrase “$20,000,000” in its stead and;

iii.	By deleting the word “and” at the end of clause (m) thereof, re-lettering clauses (m) and (n) thereof as clauses (q) and (r), respectively, and inserting the following new clauses (m), (n), (o) and (p):

“(m) Indebtedness due the Canadian Lender under the Canadian Loan;

(n) Indebtedness incurred by American Apparel Canada Wholesale, Inc. and due Dov Charney, as such Indebtedness is evidenced by that certain Promissory Note dated as of December 11, 2007 (as in effect on the date hereof, the “US Dov Promissory Note”) in the aggregate principal amount of $3,804,300.00;

(o) Indebtedness incurred by American Apparel Canada Wholesale, Inc. and due Dov Charney, as such Indebtedness is evidenced by that certain Promissory Note dated as of December 11, 2007 (as in effect on the date hereof, the “CN Dov Promissory Note”) in the aggregate principal amount of CAD$2,200,000.00;

(p) Indebtedness incurred by any Subsidiary to a Loan Party or any other Subsidiary to the extent that such Indebtedness is created by the acceptance of any Permitted Investment;”

o.	By amending the definition of “Permitted Investments” as follows:

i.	By deleting the phrase “means each of the following:” from the first line thereof and substituting the phrase “means, in each case to the extent made when no Event of Default then exists or would arise therefrom, each of the following:”

ii.	By deleting the word “and” at the end of clause (i) thereof, deleting clause (j) thereto in its entirety and substituting the following new clause (j) in its stead, and inserting the following new clauses (k), (l) and (m):

“(j) the Investments by a Loan Party in a Foreign Subsidiary (other than a Canadian Subsidiary) described on Schedule 1.04 annexed hereto on the Fourth Amendment Effective Date and subsequently other Investments by a Loan Party in a Foreign Subsidiary (other than a Canadian Subsidiary) to the extent such other Investments do not exceed $10,000,000 in the aggregate, provided that any initial Investment permitted pursuant to this clause (j) shall be included without duplication as to any subsequent reinvestment of the same funds by the recipient of such initial Investment in a Subsidiary of such Person;

(k) without duplication of Investments permitted by clause (j) above, other Investments by a Foreign Subsidiary in another Foreign Subsidiary;

(l) irrespective of whether the Payment Conditions have been met, other Investments not to exceed $2,000,000 in the aggregate outstanding at any time; and

(m) other Investments provided that the Payment Conditions have been met.”

iii.	By deleting the proviso at the end thereof in its entirety and substituting the following new proviso in its stead:

“provided, however, that notwithstanding the foregoing, (i) no such Investments shall be permitted unless such Investments are, to the extent requested by the Agents, pledged to the Collateral Agent, as additional collateral for the Obligations, pursuant to such agreements as may be reasonably required by the Agents, and (ii) regardless of whether the Payment Conditions have been met, under no circumstances shall any Investment in any Canadian Subsidiary constitute a “Permitted Investment” hereunder, other than (x) any Investment in any Canadian Subsidiary in existence as of the Fourth Amendment Effective

Date and described on Schedule 1.05 annexed hereto, or (y) any Investment permitted pursuant to clause (k) hereof. For purposes of clarity and avoidance of doubt, sales of Inventory by a Loan Party to a Foreign Subsidiary (including, without limitation, a Canadian Subsidiary) do not constitute Investments and therefore do not need to qualify as “Permitted Investments” hereunder.”

p.	By deleting Section 2.16(d) thereto in its entirety and substituting the following new 2.16(d) in its stead:

“(d) (i) Each DDA Notification shall require the ACH or wire transfer not less frequently than twice weekly (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Collateral Agent at LaSalle Bank (the “Concentration Account”) or to a Blocked Account (other than to a SPAC Blocked Account), and (ii) each Credit Card Agreement, Blocked Account Agreement (other than the Blocked Account Agreement with respect to the SPAC Blocked Accounts) and Lockbox Agreement shall require the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available Cash Receipts to the Concentration Account maintained, in each case, including, without limitation, those from:

(i) the sale of Inventory and other Collateral;

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Borrower from any Person or from any source or on account of any Prepayment Event or other transaction or event;

(iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the bank at which such DDA is maintained); and

(v) the proceeds of all credit card charges.

Notwithstanding the foregoing or the provisions of clause (e) below, prior to the occurrence of an Event of Default, the Loan Parties shall be permitted to keep cash on hand (or cash equivalents) received by the Loan Parties in connection with the SPAC Transaction and existing on the Fourth Amendment Effective Date in an aggregate amount not to exceed $30,000,000 in the SPAC Blocked Account. The SPAC Blocked Account shall require, upon notice to the Blocked Account Bank from the Collateral Agent after an Event of Default, the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available amounts contained in the SPAC Blocked Account to the Concentration Account.

q.	By deleting Section 5.12 thereto in its entirety and substituting the following new Section 5.12 in its stead:

“SECTION 5.12 Additional Subsidiaries.

If any Loan Party shall form or acquire a Subsidiary after the Closing Date, the Lead Borrower will notify the Agents thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Lead Borrower will cause such Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Administrative Agent or the Required Lenders shall request, (b) if any shares of Capital Stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged to secure the Obligations within ten (10) Business Days after such Subsidiary is formed or acquired (except that (i) if such Subsidiary is a Foreign Subsidiary that is not a Canadian Subsidiary, shares of Capital Stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary, and (ii) if such Subsidiary is a Canadian Subsidiary, the Lead Borrower shall not be obligated to cause such shares of Capital Stock of such Canadian Subsidiary to be pledged to secure the Obligations until such time as the Canadian Loan is refinanced in accordance with the terms of this Agreement with a lender other than the Canadian Lender).

r.	By amending Section 6.07 (Restricted Payments; Certain Payments of Indebtedness) as follows:

i.	By deleting clause (a) thereof in its entirety and substituting the following new clause (a) in its stead:

“(a) No Loan Party will, or will permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than (i) Permitted Dividends, (ii) so long as no Event of Default has occurred and is continuing, repurchases of the Loan Parties’ Capital Stock in an amount not to exceed $30,000,000 in the aggregate with the proceeds of the Loan Parties’ cash on hand (or cash equivalents) contained in the SPAC Blocked Account, without the prior consent of the Administrative Agent and the Required Lenders and (iii) other Restricted Payments so long as the Payment Conditions have been satisfied.”

ii.	By deleting sub-clause (i) of clause (b) thereof in its entirety and substituting the following new sub-clause (i) in its stead:

“(i) as long as no Event of Default then exists or would arise therefrom, (x) mandatory payments of interest and principal as and when due, and (y) prepayments of principal not to exceed $1,000,000.00 in any twelve-month period, in each case in respect of any Permitted Indebtedness (other than Subordinated Indebtedness, the SOF Investments Loan and the Indebtedness described in clauses (n) and (o) of the definition of “Permitted Indebtedness”);”

iii.	By deleting “and” at the end of sub-clause (iv) of clause (b) thereof, deleting sub-clause (v) of clause (b) thereof in its entirety and substituting the following new sub-clauses (v), (vi), (vii) and (viii) in its stead:

“(v) refinancing of any Permitted Indebtedness to the extent that (i) the principal amount of the Indebtedness being so refinanced is not increased by such refinancing except on account of fees and expenses required to be paid incidental to such refinancing, provided that in no event shall such increased principal amount exceed 102% of principal amount of the Indebtedness being so refinanced, (ii) such refinancing is on terms and conditions reasonably acceptable to the Administrative Agent, and (iii) the refinancing lender enters into an intercreditor agreement with the Administrative Agent on terms and conditions that the Agents, in their sole discretion exercised in good faith, deem necessary or desirable;

(vi) payments as and when due pursuant to the Canadian Loan, provided that (x) such payments shall be made only by a Canadian Subsidiary, and (y) no Loan Party may transfer proceeds of any Loan to any Canadian Subsidiary for purposes of making any such payments;

(vii) any prepayments of principal on the US Dov Promissory Note or the CN Dov Promissory Note to the extent such payments are permitted by the Canadian Lender, provided that (x) such prepayments shall be made only by a Canadian Subsidiary, and (y) no Loan party may transfer proceeds of any Loan to any Canadian Subsidiary for purposes of making any such prepayments; and

(vii) other payments on account of Permitted Indebtedness so long as the Payment Conditions have been satisfied.”

s.	By amending Section 6.09 (Restrictive Agreements) by deleting the last sentence thereof in its entirety and substituting the following new sentence in its stead:

“Notwithstanding anything in this SECTION 6.09 to the contrary, neither (i) (a) the prohibition on the pledge of security interest in the Capital Stock of the Canadian Subsidiaries, nor (b) the prohibition on the granting of any guaranty or security interest by the Canadian Subsidiaries, in each case as set forth in the Canadian Loan, nor (ii) the prohibitions, restrictions and impositions of conditions expressly set forth in the Merger Agreement and Lim Option Agreement (to the extent such prohibitions, restrictions and impositions of conditions are in connection with the consummation of the merger or the transactions related thereto as expressly set forth in the Merger Agreement and would not result in a Material Adverse Effect) shall be prohibited by this SECTION 6.09.”

2. Preconditions to Effectiveness. This Fourth Amendment shall not take effect unless and until each and all of the following items has been satisfied or delivered, as the case may be, and in all events, to the satisfaction of the Agents, in their sole and exclusive discretion. The willingness of the Agents and the Lenders to enter into this Fourth Amendment is expressly conditioned upon the receipt by the Administrative Agent of the following items:

a.	On or prior to the date hereof, the Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent a duly executed copy of this Fourth Amendment, including all schedules and exhibits to be replaced in accordance with the terms hereof, and evidence that the Borrowers have obtained all necessary consents and approvals to this Fourth Amendment.

b.	The Administrative Agent, SOF Investments and the Loan Parties shall have executed and delivered to the Administrative Agent, in form and substance reasonably satisfactory to each of the Administrative Agent and SOF Investments, an agreement (the “Intercreditor Letter Agreement”) with respect to the amendments and other modifications to the Loan Documents contemplated hereby and by the Loan Documents described in Section 2(f)(iv) hereof, pursuant to which (i) SOF Investments shall have consented to such amendments and other modifications, and (ii) the intercreditor agreement between the Administrative Agent and SOF Investments shall have been amended to, among other things, modify the definition of “Required Leverage Ratio” set forth therein.

c.	The Loan Parties shall have delivered to the Administrative Agent a duly executed copy of the Amendment No. 7 to the SOF Investments Loan.

d.	The Lead Borrower, the Borrowers, and the Facility Guarantors shall have delivered to the Administrative Agent such other and further documents as the Administrative Agent reasonably may require and shall have identified prior to the execution of this Fourth Amendment, in order to confirm and implement the terms and conditions of this Fourth Amendment.

e.	On or prior to the date hereof, the Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $93,750.00. In this regard, the amendment fee shall be fully earned as of the date of execution of this Fourth Amendment, and the Administrative Agent is hereby authorized to make a Revolving Credit Loan under the Credit Agreement to pay the amendment fee.

f.	On or prior to the date hereof, the Borrowers shall have paid the fees set forth in the Fourth Amendment Fee Letter.

g.	The Parent (and each other Loan Party, to the extent requested by the Agents) shall each have delivered the following to the Agents, in form and substance reasonably satisfactory to the Agents:

i.	A Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization, and Certificates of Foreign Qualification issued by the Secretary of State of any jurisdiction in which such Person is qualified to do business;

ii.	A certificate of an authorized officer relating to the organization and existence of such party, the authorization of the transactions contemplated by the Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents;

iii.	A Perfection Certificate;

iv.	The following duly executed Loan Documents:

a)	Joinder and First Amendment to Security Agreement;

b)	Fourth Amendment Fee Letter;

c)	Amended and Restated Ownership Interest and Intercompany Note Pledge and Security Agreement;

d)	Amended and Restated Guaranty; and

e)	such other documents and agreements reasonably required by the Agents.

h.	The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Parent, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the date hereof.

i.	The Collateral Agent shall have received all documents and instruments, including financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents with respect to the Parent and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agents.

j.	The Agents shall have received an opinion of counsel to the Loan Parties, addressed to the Agents and each Lender, as to such matters concerning the Parent, the other Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

k.	No Default or Event of Default shall exist.

l.	No material misstatements in or omissions shall exist from the materials previously furnished to the Agents or any Lender for their review. The Agents shall be satisfied that any financial statements delivered to them fairly present the business and financial condition of the Loan Parties and their subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, income or prospects of the Loan Parties since the date of the most recent financial information delivered to the Agents.

m.	Except as set forth on Schedule 3.06 to the Credit Agreement, there shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

n.	No default of any material contract or agreement of any Loan Party or any Subsidiary of any Loan Party shall exist.

3. Post-Closing Matters:

a.	Within thirty (30) days following the Fourth Amendment Effective Date, the Loan Parties shall have delivered to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, a duly executed Blocked Account Agreement with Citi Private Bank with respect to the SPAC Blocked Accounts.

b.	The Loan Parties have advised the Administrative Agent that Fresh Air Freight, Inc., a California corporation (“Fresh Air”), is not in good standing in the State of California for failure to pay franchise taxes. The Loan Parties have further advised the Administrative Agent that such taxes were paid on or about June 5, 2008, and that the sole reason for failure of Fresh Air to be in good standing is the failure of the applicable Governmental Authority to process payment. Within sixty (60) days following the Fourth Amendment Effective Date, the Loan Parties shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certificates and other evidence that Fresh Air is in good standing in the State of California.

c.	The Loan Parties have advised the Administrative Agent that American Apparel Retail, Inc., a California corporation (“AA Retail”), is not qualified to do business as a foreign corporation in the State of Tennessee for failure to pay franchise taxes. Within sixty (60) days following the Fourth Amendment Effective Date, the Loan Parties shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certificates and other evidence that AA Retail is qualified to do business as a foreign corporation in the State of Tennessee.

4. Ratification of Loan Documents. No Claims against any Lender:

a.	Except as provided herein, all terms and conditions of the Credit Agreement and of each of the other Loan Documents remain in full force and effect. Each Loan Party hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b.	Each Loan Party hereby makes all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof (other than representations, warranties and covenants that relate solely to an earlier date. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Fourth Amendment.

c.	Each Loan Party represents and warrants to the Administrative Agent and each Lender that as of the date of this Fourth Amendment, no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

d.	Each Loan Party acknowledges and agrees that to its actual knowledge (i) there is no basis nor set of facts on which any amount (or any portion thereof) owed by any of the Loan Parties under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; (ii) nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; (iii) nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

e.	Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Fourth Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

5. Miscellaneous:

a.	Terms used in this Fourth Amendment which are defined in the Credit Agreement are used as so defined.

b.	This Fourth Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

c.	This Fourth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.	Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Fourth Amendment.

e.	The Borrowers shall pay on demand all reasonable costs and expenses of the Agents and the Lenders, including, without limitation, attorneys’ fees incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this Fourth Amendment. The Administrative Agent is hereby authorized by the Borrowers to make one or more Revolving Credit Loans to pay all such costs, expenses, and attorneys’ fees and expenses.

f.	connection with the interpretation of this Fourth Amendment and all other documents, instruments, and agreements incidental hereto:

i.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

ii.	The captions of this Fourth Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties under this Fourth Amendment.

iii.	In the event of any inconsistency between the provisions of this Fourth Amendment and any of the other Loan Documents, the provisions of this Fourth Amendment shall govern and control.

g.	The Agents, the Lenders, the Borrowers, and the Facility Guarantors have prepared this Fourth Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Agents, the Lenders, the Borrowers, and the Facility Guarantors and shall not be construed against any party.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be duly executed under seal as of the date first set forth above.

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor-by-merger to American Apparel, Inc.), as Lead Borrower and as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

AMERICAN APPAREL RETAIL, INC.,
as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

AMERICAN APPAREL DYEING & FINISHING, INC.,
as a Borrower

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

Signature Page to Fourth Amendment to Credit Agreement

KCL KNITTING, LLC,
as a Borrower

By:	American Apparel (USA), LLC, its sole member

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

Signature Page to Fourth Amendment to Credit Agreement

AMERICAN APPAREL, LLC,
as a Facility Guarantor

By:	American Apparel (USA), LLC, its sole member

	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	CEO

FRESH AIR FREIGHT, INC.,
as a Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

AMERICAN APPAREL, INC. (f/k/a Endeavor Acquisition Corp.), as a Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	CEO

Signature Page to Fourth Amendment to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,

AS AGENT FOR LASALLE BANK MIDWEST

NATIONAL ASSOCIATION, ACTING

THROUGH ITS DIVISION, LASALLE RETAIL

FINANCE, as Administrative Agent, as

Collateral Agent, as Swingline Lender and as

Lender

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Issuing Bank

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as
Collateral Monitoring Agent and as a Lender

By:	/s/ Emily Abrahamson
Name:	Emily Abrahamson
Title:	Assistant Vice President/Account
Executive

Signature Page to Fourth Amendment to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ Kathryn C. Ellero
Name:	Kathryn C. Ellero
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement